EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No.333-9182) pertaining to the Amended and Restated 1997 Stock Option Plan of Global-Tech Appliances, Inc. (the “Company”) of our report dated September 26, 2008, with respect to the consolidated financial statements of the Company included in this Annual Report (Form 20-F) for the year ended March 31, 2008.

/s/ Ernst & Young
Hong Kong
September 26, 2008